Exhibit 99.1

BLIMPIE INTERNATIONAL, INC. FILES PRELIMINARY MERGER PROXY MATERIALS; ANNOUNCES COMMENCEMENT OF LAWSUIT BY SHAREHOLDER

      NEW YORK, October 23, 2001 - Blimpie International, Inc. (Amex: BLM) announced today that it has filed preliminary proxy materials with the SEC in connection with a special meeting of shareholders to be held to consider and vote upon its previously announced proposed acquisition of the company by a private investor group.

      The Company also announced that a lawsuit naming it and six of its directors as defendants has been commenced in the Chancery Division of the New Jersey Superior Court located in Mercer County, NJ by a person claiming to be one of the Company's shareholders. The plaintiff, who is seeking class action status for the lawsuit, has alleged that Anthony P. Conza, the Chairman and Chief Executive Officer of the Company, and the other named director-defendants, have engaged in an unlawful scheme designed to sell the Company in a going-private transaction for grossly inadequate consideration and without full and complete disclosure of all material information.

      The action seeks permanent injunctive relief against consummation of the transaction, rescission of the transaction and rescissionary damages. The Company believes that the action is completely without merit and intends to vigorously defend itself and its director-defendants.

      Blimpie International is a global franchiser of several branded quick-service restaurant concepts. The Company's core brand, BLIMPIE(R) Subs & Salads, has grown to approximately 2,000 franchised outlets across the United States and 15 foreign countries.

      This press release is being filed pursuant to Rule 425 under the Securities Act of 1933 and is deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934.

      The Company has filed a preliminary proxy statement and other relevant documents concerning the proposed merger transaction with the SEC. The Company also will file a definitive proxy statement and other relevant documents concerning the proposed transaction with the SEC. Investors are urged to read the preliminary proxy statement, the definitive proxy statement (when it becomes available) and any other relevant documents filed with the SEC because they will contain important information on the proposed transaction. You will be able to obtain the documents filed with the SEC free of charge at the Web site maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Blimpie free of charge by requesting them in writing from Blimpie, 1775 The Exchange, Atlanta, GA, 30309 Attention: Investor Relations, or by telephone at (800) 447-6256 Ext. 165.

The Company, its employee directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's shareholders. A list of the names of those directors and executive officers and descriptions of their interests in the Company is contained in
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its annual report on SEC Form 10-K for the fiscal year ended June 30, 2001, which is filed with the SEC. Shareholders may obtain additional information about the interests of those directors and executive officers in this transaction by reading the preliminary proxy statement and the definitive proxy statement (when it becomes available).

      The matters set forth in this press release contain forward looking-statements as defined under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve known and unknown risks and uncertainties. Actual results may differ materially from those expected in the forward-look statements made by the Company. Please refer to Blimpie's filings with the Securities and Exchange Commission for additional information.

      For further information, please contact:  Ms. Jan Belk, Director of Public
                                                Relations at the Company
                                                Tel. No. 800-447-6256, Ext. 165